SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 10, 2004



                                  SYMBIAT, INC.
               (Exact name of registrant as specified in charter)



          Delaware                    000-16172                23-2472952
(State or Other Jurisdiction   (Commission File Number)          (IRS
 of Employer Incorporation)                               Identification No.)


       4920 Avalon Ridge Parkway, Suite 600
               Norcross, Georgia                               30071
    (Address of Principal Executive Offices)                 (Zip Code)




        Registrant's telephone number including area code: (770) 638-6999


                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 5.  Other Materially Important Events

a) In August, the Board of Directors at Symbiat appointed Philadelphia Brokerage to act as the Placement Agent for a Private Placement of convertible preferred stock. Philadelphia Brokerage successfully raised fund to fulfill the mini maxi offering of $833,000 to $933,000. Loans advanced from Philadelphia Brokerage Corporation have allowed the company to meet all working capital operating requirements and to negotiate some of the Company's financial obligations.

b) On January 20, 2004, R. Francis DiPrete resigned as Chairman and Director.

c) The Company has made payments of amounts due to their auditors, Deloitte and Touche, for the audit for the fiscal year ended March 31, 2002. The company has not had the available funds to pay for the audit ended March 31, 2003.

d) As announced in May, the Company discovered a single incident of employee theft perpetrated by a single individual. The insurer has paid the claim made by the Company.

e) The company continues to struggle financially due to the large amount of old obligations and is exploring various options for restructuring.